FIT N-SAR 10.31.17

Sub-Item 77 Q1(e):  Copies of any new or amended Registrant investment advisory contracts

Novation Agreement dated April 1, 2017 among the Registrant, ALPS Advisors, Inc., Kotak Mahindra (UK) Limited and Kotak Mahindra Asset Management (Singapore) Pte. Ltd. with respect to the ALPS/Kotak India Growth Fund, is hereby incorporated by reference to Exhibit (d)(45) to Post-Effective Amendment No. 194 to the Registrant’s Registration Statement on Form N-1A filed on May 10, 2017, accession number: 0001398344-17-006185.